Exhibit 99.1

Envivio Reports Fourth Quarter and Fiscal 2013 Financial Results

South San Francisco, Calif. – March 26, 2013 (GLOBE NEWSWIRE) – Envivio (NASDAQ: ENVI), a leading provider of live and on-demand multi-screen IP video processing and delivery solutions, today announced financial results for the fourth quarter and fiscal year 2013 ended January 31, 2013.

Financial Highlights

•

Revenue for the fourth quarter of fiscal 2013 was $7.7 million, compared to $7.2 million in the third quarter of fiscal 2013 and $15.5 million in the fourth quarter of fiscal 2012. Revenue for fiscal 2013 was $39.1 million, compared to $50.6 million in fiscal 2012.

•

GAAP net loss for the fourth quarter of fiscal 2013 was $4.9 million, or $0.18 per share, compared to net loss of $5.6 million, or $0.21 per share, in the third quarter of fiscal 2013 and net income of $754,000, or $0.00 per share, in the fourth quarter of fiscal 2012. GAAP net loss for fiscal 2013 was $16.9 million, or $0.72 per share, compared to net income of $138,000, or $0.00 per share in fiscal 2012.

•

Non-GAAP net loss for the fourth quarter of fiscal 2013 was $4.1 million, or $0.15 per share, compared to net loss of $4.9 million, or $0.18 per share, in the third quarter of fiscal 2013 and net income of $1.2 million, or $0.00 per share, in the fourth quarter of fiscal 2012. Non-GAAP net loss for fiscal 2013 was $14.1 million, or $0.60 per share, compared to net income of $1.8 million, or $0.00 per share in fiscal 2012.

•	As of January 31, 2013, Envivio had cash, cash equivalents and short-term investments of $54.9 million.

A reconciliation of the difference between these non-GAAP financial measures with the most directly comparable GAAP measures, as well as a description of the items excluded from the non-GAAP measures, is included in the financial information portion of this press release.

“While we continue to see delays in spending for multi-screen video processing solutions, partly due to a weak macroeconomic environment, we made progress this quarter in positioning ourselves to address these challenges,” said Julien Signès, President and CEO, Envivio. “We restructured our sales force which included the appointment of our new senior vice president of global sales and service and we focused on execution in the broader, Pay TV video processing market, while prudently investing in our multi-screen technology for long-term growth.”

Business Highlights

•	Ira Goldfarb was appointed Senior Vice President of Global Sales and Service.

•

Envivio announced its HEVC Early Access Program for customers seeking to implement HEVC (H.265) encoding and its collaboration with Broadcom to provide encoder and decoder interoperability. This collaboration enables faster time to market for service providers seeking to roll out HEVC services for OTT or Pay TV services in the coming months.

•	Totalplay Telecomunicaciones SA, a cable and IPTV service provider in Mexico, deployed Envivio Muse encoders for its live and on-demand video services.

•	Wasu Media Group, a cable and new media service provider in Huangzhou province, China, has selected Envivio Muse™ transcoders on the 4Caster™ appliance for its cable and multi-screen services.

•	Envivio and Vinson deployed an integrated mobile TV solution for three broadcasters in Belgium. The combined solution — incorporating Envivio software-based encoding and the Vinson app for navigation and social media integration — offers viewers premium quality video and a new television experience on mobile devices.

•

Envivio underscored its leadership in the development of next-generation software-based solutions at CABSAT 2013 in Dubai, TV Connect in London and CCBN in Beijing through technology demonstrations of HEVC compression and showcasing its range of video convergence technologies including Envivio Muse and Envivio Halo™.

•

At NAB 2013, a key industry event taking place April 8-11 in Las Vegas, Envivio will feature a variety of next-generation technology demonstrations, including HEVC and Ultra HD (4K) television, as well as introduce new products for advanced software-based video processing.

Conference Call Information

Envivio will host an investor conference call and live webcast today, March 26, 2013, at 5:00 p.m. EDT (2:00 p.m. PDT) to discuss its financial results for the fourth quarter and fiscal year ended January 31, 2013. To access the conference call, dial 877-941-1427, using conference code 4607258. Callers outside the U.S. and Canada should dial 480-629-9664, using conference code 4607258. A replay of the conference call will be available through Tuesday, April 2, 2013. To access the replay, please dial 800-406-7325 and enter pass code 4607258. Callers outside the U.S. and Canada should dial 303-590-3030 and enter pass code 4607258. The live webcast will be accessible on Envivio’s investor relations website at http://ir.envivio.com and will be archived and available on this site for at least three months.

Non-GAAP Financial Measurements

This news release dated March 26, 2013 contains non-GAAP financial measures. Tables are provided in this news release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share.

To supplement the Company’s consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management is excluding from its non-GAAP operating results Financial Accounting Standards Board ASC 718 (FAS 123R) stock-based compensation. Management uses these non-GAAP measures to evaluate the Company’s financial results, and believes these measures provide useful information to investors. For its internal budgeting process, management also uses financial statements that do not include, when applicable, stock-based compensation expense. The adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results, trends and performance. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements about prudently investing in Envivio’s multi-screen services for long-term growth. Actual results may vary materially due to a number of factors including, but not limited to, the risk that, upon completion of further closing procedures, that the financial results for the fourth quarter and fiscal 2013 are different than the results set forth in this press release, unexpected changes in Envivio’s business, changes in capital spending in the markets Envivio serves, disruption with existing or the failure to develop new relationships with channel partners, the ability of new members of management and Envivio’s sales team to integrate quickly and effectively contribute to Envivio’s sales performance, unpredictable sales cycles, failure to develop new and enhanced products in a timely manner, the loss of a key customer, the loss of Envivio’s sole source manufacturer, the loss of a key supplier, claims of technology infringement, general economic conditions and other risks detailed from time to time in Envivio’s SEC reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Envivio undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Envivio

Envivio (NASDAQ: ENVI) is a leader in solutions for multi-screen video processing and delivery. Envivio solutions remove the boundaries of traditional television and make the world’s video content universally enjoyable by all viewers, on any device, across any network, at any time. Now in its second decade of developing market-leading video convergence solutions, Envivio powers services for more than 300 content and service provider customers around the world, including eight of the top 10 mobile operators, nine of the top 10 broadband providers and three of the top four US cable operators. Envivio is headquartered in South San Francisco, California and has offices worldwide including France, England, China, Singapore and Japan. Visit www.envivio.com for more information.

Contact:

Envivio

Sarah Lum

pr@envivio.com

+1.650.243.2710

The Blueshirt Group

Investor Relations for Envivio

Alice Kousoum and Cynthia Hiponia

ir@envivio.com

+1.650.243.2702

ENVIVIO, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(UNAUDITED)

	January 31, 2012	January 31, 2013
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$27,405	$51,344
Short-term investments	—	3,517
Accounts receivable, net of allowance for doubtful accounts	8,499	8,376
Inventory	108	708
Prepaid expenses and other assets	2,456	2,891
Deferred inventory costs, current	1,547	318

Total current assets	40,015	67,154

Property and equipment, net	3,016	5,003
Deferred inventory costs, net of current portion	100	—
Other assets	1,447	216

Total assets	$44,578	$72,373

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$7,035	$4,953
Accrued compensation	4,615	3,395
Accrued liabilities	929	1,271
Deferred revenue, current	7,257	3,298
Line of credit	1,000	—

Total current liabilities	20,836	12,917

Deferred revenue, net of current portion	1,400	1,360
Warrant liability	103	—
Other non-current liabilities	1,163	1,661
Deferred rent	—	874

Total liabilities	23,502	16,812

Convertible preferred stock	47,764	—
Stockholders’ equity (deficit):
Common stock	13	27
Additional paid-in capital	52,954	152,167
Accumulated other comprehensive loss	(825)	(868)
Accumulated deficit	(78,830)	(95,765)

Total stockholders’ equity (deficit)	(26,688)	55,561

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$44,578	$72,373

ENVIVIO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(UNAUDITED)

	Three Months Ended			Year Ended January 31,
	(in thousands, except for per share amounts)
	January 31, 2012	October 31, 2012	January 31, 2013	2011	2012	2013
Revenues	$15,522	$7,219	$7,701	$30,004	$50,646	$39,099
Cost of revenue	5,460	2,548	3,187	11,504	18,492	14,993

Gross profit	10,062	4,671	4,514	18,500	32,154	24,106

Expenses
Research and development	1,867	2,057	1,499	5,152	6,728	7,589
Sales and marketing	4,982	5,167	4,816	8,886	16,206	21,359
General and administrative	2,214	2,964	3,016	6,449	8,561	11,730

Total operating expenses	9,063	10,188	9,331	20,487	31,495	40,678

Income (loss) from operations	999	(5,517)	(4,817)	(1,987)	659	(16,572)
Interest income (expense), net	(36)	32	37	(270)	(134)	84
Other income (expense), net	(20)	30	15	(61)	237	(72)

Income (loss) before provision for income taxes	943	(5,455)	(4,765)	(2,318)	762	(16,560)
Provision for income taxes	189	112	88	167	624	375

Net income (loss)	754	(5,567)	(4,853)	(2,485)	138	(16,935)
Deemed dividend on convertible preferred stock	—	—	—	(2,286)	—	—
Accretion of redeemable convertible preferred stock	(5)	—	—	—	(5)	—
Noncumulative dividends to convertible preferred shareholders	(749)	—	—	—	(133)	—

Net loss attributable to common stockholders	$—	$(5,567)	$(4,853)	(4,771)	—	(16,935)

Net loss per share of common stock, basic and diluted	$—	$(0.21)	$(0.18)	$(0.58)	$—	$(0.72)

Shares used in computing net loss per share of common stock, basic and diluted	13,169,608	26,920,518	26,931,071	8,203,001	13,123,524	23,577,491

ENVIVIO, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Non-GAAP Net Income

(UNAUDITED)

	Three Months Ended			Year Ended January 31,
	(in thousands, except for per share amounts)
	January 31, 2012	October 31, 2012	January 31, 2013	2012	2013
GAAP net income (loss)	$754	(5,567)	$(4,853)	$138	$(16,935)
Adjustments:
Stock-based compensation	$439	668	$721	$1,651	$2,833

Non-GAAP net income (loss)	$1,193	(4,899)	$(4,132)	$1,789	$(14,102)
Accretion of redeemable convertible preferred stock	$(5)		$—	$(5)	$—
Noncumulative dividends to convertible preferred shareholders	$(1,188)	—	$—	$(1,784)	$—

Non-GAAP net loss attributable to common stockholders	$—	(4,899)	$(4,132)	$—	$(14,102)

Non-GAAP net loss per share of common stock, basic and diluted	$—	(0.18)	$(0.15)	$—	$(0.60)
Shares used in computing net income (loss) per share of common stock, basic and diluted	13,169,608	26,920,518	26,931,071	13,123,524	23,577,491